Representation Agreement

THIS AGREEMENT is made this 4th day FEBRUARY [redacted] of 2012, by and between Soupman Inc. ("PRINCIPAL" herein) and Excel Corporation, a Delaware corporation, having an address at 1384 Broadway, NY, NY 10012 ("AGENT" herein), with reference to the following:

A. PRINCIPAL has the right to license all rights in and to the trademark, packaging, design, likeness, image, characters and content known as The Soupman for all variations of trademarks, designs and copyrights related thereto which property, designs, trademarks and copyrights are severally and collectively called the "Property" herein in North America (the "Territory").

B. PRINCIPAL desires to designate AGENT as the exclusive licensing agent for PRINCIPAL in the Territory in negotiating and servicing licensing agreements with respect to the commercial exploitation, including the manufacture, publication, distribution, sale, promotion and other commercial exploitation of whatever kind, size or nature, which utilize all or any part of the Property (said items of merchandise, publications, products, services and the like so utilizing all or any part of the Property are hereinafter referred to severally and collectively as the "Articles"), excluding television and theatrical productions.

NOW THEREFORE, in consideration of the promises and the mutual covenants of the parties hereinafter set forth, the parties agree as follows:

1. Appointment as AGENT

1.1 Appointment as Exclusive Licensing AGENT

During the Term and upon the Terms and conditions of this Agreement, PRINCIPAL hereby appoints AGENT as its exclusive licensing agent in negotiating and, thereafter servicing, any licensing and other similar arrangements with respect to the commercial exploitation of the Articles utilizing the Property, including but not limited to the manufacture, distribution, publication, sale, promotion and other commercial exploitation (including but not limited to arrangements for so-called premium and promotion rights) of any and all Articles throughout the Territory. AGENT accepts said appointment. AGENT shall have the right to propose agreements or arrangements in a form to be agreed upon by the parties with other persons, firms, corporations or entities ("New Licensees" herein) giving and granting to them or any of them the right and license to engage in any commercial exploitations of all or any part of the Property conditions subject to PRINCIPAL'S prior written consent which PRINCIPAL may withhold for any, or no reason whatsoever. Each such agreement or arrangement with a Licensee is hereinafter referred to as a "License Agreement"). All agreements shall be directly between PRINCIPAL and New Licensees, if any.

2. Effective Date and Term

2.1 Effective Date

This Agreement shall become effective on the date on which this agreement is last signed.

2.2 Term, Performance Standard and Retainer

The initial Term of this Agreement shall be for a period of one (1) year (the "Term") commencing upon date as determined by section 2.1. The TERM shall automatically be approved for an additional one year period provided that AGENT has submitted to PRINCIPAL a minimum of five bona fide potential license applications which include advances and financial minimum guarantees. Following the second year of representation, this agreement shall terminate unless extended by written agreement.

3. AGENT'S Compensation and PRINCIPAL'S Royalties

3.1 Licensing Arrangements Covered and Amounts

Notwithstanding any other provisions to the contrary, PRINCIPAL shall pay to AGENT the following percentages of Gross Revenue with respect to all License Agreements entered into from date of signing of each license agreement:

- 25% on all licensing revenue from agreements executed pursuant to the terms of this agreement excluding the categories of tetra packs and other branded soup products, which shall to be payable as a commission rate of 5%.

"Gross Revenues" shall be defined as all payments or other consideration or compensation derived from all License Agreements reduced by any discounts, rebates, or other reductions in the amounts received, included bad debts, that is, "Gross Revenue" is the net revenue received and retained by PRINCIPAL.

3.2 Payment of Royalties and other Compensation

All payments from License Agreements shall be made payable to the PRINCIPAL. The commission due AGENT shall immediately after said payment shall clear PRINCIPAL'S account be deposited in a segregated account for the benefit of the AGENT. Payments to AGENT will be made within 15 days of the funds being available in the segregated account, subject to adjustment for post-payments events resulting in a reduction in Gross Revenue initially received.

3.3 In addition to the payment of Gross Revenues outlined in section 3.1, PRINCIPAL agrees to pay to AGENT the percentage of all Gross Revenues so received (1) in connection with License Agreements covered by this Agreement

following the expiration of the Term of this Agreement, for the Term of such License Agreements, (2) in connection with any and all extensions, and renewals of such License Agreements, for the duration thereof, (3) in connection with such License Agreements which may have been discontinued during the Term hereof and resumed within 6 months thereafter, upon substantially the same terms and conditions for the duration thereof, and (4) in connection with license agreements or arrangements for agreements concluded within three (3) months after the expiration or earlier termination of this Agreement with any party introduced by AGENT to PRINCIPAL during the Term of this Agreement excluding any parties with whom PRINCIPAL, its affiliates have had a prior relationship.

3.4 omitted intentionally

3.5 omitted intentionally

3.6 AGENT will have the ability to recoup all monthly expenses from gross revenues received to include travel, tradeshows, public relations, mailing, phone calls and other expenses incurred in the normal course of doing business on a month-to-month bases. Any single expense in excess of $500.00 or expenses which aggregate $500.00 during any month must be pre-approved, in writing, by PRINCIPAL.

3.7 Upon reasonable written notice AGENT shall have the right to perform an audit once every calendar year, for as long as revenue is received by PRINCIPAL. Should said audit reflect a discrepancy in favor of AGENT of more than $5,000, the reasonable costs of such audit will be reimbursable by PRINCIPAL to AGENT.

4. Obligations and Warranties of PRINCIPAL

4.1 Representations and Warranties of PRINCIPAL

PRINCIPAL hereby represents and warrants that (1) PRINCIPAL has rights necessary to license the Property in the Territory, as provided for on this agreement. (2) PRINCIPAL has the full right, authority and power to enter into this Agreement, and (3) there is no outstanding assignment, grant, license, encumbrance, agreement contract or other arrangement, written, oral or implied, inconsistent herewith except as set forth on Schedule "A".

AGENT shall be entitled to any remedy available at law or in equity in the event of any breach of such representations or warranties and notice of any alleged breach shall be given to PRINCIPAL. PRINCIPAL shall defend AGENT against and indemnify AGENT for and save AGENT harmless from and against any and all claims, rights, interests and contracts that may be held or claimed by others in or to the Property or any part thereof.

Notwithstanding anything to the contrary contained in this Agreement, if it is determined that PRINCIPAL has breached any of its warranties or

representations; AGENT shall have the right and option, exercisable in its sole discretion, to terminate this Agreement at any time thereafter.

4.2 Defense Against Infringement Claims

If AGENT or any officer, employee (collectively "AGENT")) is sued for (1) alleged infringement, or imitation of any copyright, trademark, tradename or other right, based upon any claim that the commercial exploitation by AGENT, in compliance with the terms of this Agreement infringes the rights of others, or (2) any demand, claim or other cause of action whatsoever arising out of or in any manner connected with PRINCIPAL'S intentional or negligent acts, or a matter which if proven would constitute a breach of the warranties and representations contained in Paragraph 4.1, then PRINCIPAL agrees to represent and defend AGENT at PRINCIPAL'S cost and expense, and to indemnify AGENT and hold them harmless from and against any and all claims, damages, expenses and costs (including reasonable attorneys' fees) arising out of such infringement or demand, claim or other cause of action. In the event that any suit, proceeding or other action is brought by any person, firm, corporation or other entity against AGENT based on any such infringement, or demand, claim or other cause of action, AGENT shall at once give written notice thereof to PRINCIPAL. Thereupon, PRINCIPAL shall defend said action for AGENT and/or AGENT'S Personnel at PRINCIPAL'S own cost and expense. Furthermore, even if PRINCIPAL promptly undertakes the defense of such action, AGENT shall nevertheless have the right, exercisable in its sole discretion, to participate in said defense subject to the reasonable approval of PRINCIPAL , at its own expense.

5. Obligations and Warranties of AGENT

5.1 Representations of and Indemnity by AGENT

AGENT hereby represents and warrants that (1) AGENT has the full right, authority and power to enter into this Agreement, and (2) there is no outstanding assignment, grant, license, encumbrance, agreement, contract or other arrangement, either written, oral or implied, inconsistent herewith. AGENT specifically represents, and, ROBERT STONE represents that the entering into of this agreement and the providing of the services contemplated shalll not violate any existing agreement with WME or WILLIAM MORRIS ENDEAVOR, or its related entities. PRINCIPAL shall be entitled to any remedy available at law or in equity in the event of any breach of such representations or warranties and notice of any alleged breach shall be given to AGENT. AGENT shall defend, indemnify, and hold harmless PRINCIPAL from and against any and all claims, damages, expenses and costs (including reasonable attorney fees) based upon any breach of AGENT's warranties, representation, duties and obligations under this Agreement and/or any claims, rights, interests and contracts that may be held or claimed by others in or to AGENT'S services including

without limitation allegations or damages related to AGENT"S exceeding its authority as set forth herein or any illegal act of AGENT or its employee or other designee. Notwithstanding anything to the contrary contained in this Agreement, and in addition to its rights and remedies at law or in equity if it is determined that AGENT has breached any of its warranties or representations, PRINCIPAL shall have the right and option, exercisable in its sole discretion, to terminate this Agreement upon written notice to AGENT, at any time thereafter, except that AGENT shall be entitled to a thirty (30) day period, time being of the essence, to cure said breach at its sole cost and expense and to provide written evidence of such cure reasonably satisfactory to PRINCIPAL. In the absence of said cure, the notice of breach and/or termination shall terminate this agreement at the expiration of the thirty (30) day cure period

AGENT'S rights hereunder shall be limited to rights specifically granted it hereunder and all other rights are reserved by PRINCIPAL. AGENT agrees that it shall not acquire any property rights in and to the Property or any materials furnished by PRINCIPAL in pursuance of this Agreement. PRINCIPAL is aware that AGENT is not an attorney and therefore PRINCIPAL acknowledges that AGENT does not represent to PRINCIPAL any authority as it relates to legal issues, nor does AGENT make any representations of any legal judgment on issues. AGENT agrees that all materials created by AGENT and its employees are "work made for hire," under the US Copyright Act, as amended and rights herein shall upon creation belong to PRINCIPAL. To the extent AGENT is determined to have any such rights it hereby grants to PRINCIPAL a perpetual, unlimited, royalty free license to said materials.

AGENT shall negotiate all License Agreements on behalf of PRINCIPAL and such Agreements shall be subject to PRINCIPAL'S prior written approval and PRINCIPAL's own legal counsel's approval. Each such License Agreement shall be in PRINCIPAL'S name and shall be executed by PRINCIPAL. All License Agreements so negotiated by AGENT shall be in the form furnished by PRINCIPAL and shall provide for PRINCIPAL's absolute right to approve all uses of the Property and such other terms and conditions. PRINCIPAL reserves the right to withhold approval of any proposed License Agreement and AGENT agrees and confirms no such License Agreement shall be valid or binding upon PRINCIPAL unless and until it shall have first been so approved by PRINCIPAL and a fully executed copy of each such License Agreement delivered to the New Licensee, a copy of which shall be furnished by PRINCIPAL to AGENT.

AGENT shall exert its best efforts during the term in carrying out its obligations hereunder, including the obtaining of license agreements and the servicing of each license agreements and AGENT shall exercise the rights granted to it herein as an independent contractor and in such status it shall maintain an office and active organizations with adequate personnel to carry out the prescribed functions.

AGENT agrees that in the exercise of its rights hereunder, AGENT will conduct itself and exercise its rights in such a manner that it will not prejudice reputation, trademarks or goodwill of PRINCIPAL or the Property.

AGENT shall hold in strict confidence all information provided to it any time by PRINCIPAL in connection with this Agreement. AGENT shall make such information available only to its own employees having a "need to know" in connection with AGENT's proper performance hereunder, shall use such information only in connection with AGENT's proper performance hereunder and shall make no other use or disclosure of such information of any nature whatsoever, whether during or after the Term hereof. At the end of the Term, AGENT shall return all materials, documents and information regarding PRINCIPAL or its business to PRINCIPAL. The Confidentiality and Non-Disclosure Agreement attached hereto and made a part hereof.

7. Laws Governing

This Agreement shall be governed by the laws of the State of New York. An action brought to interpret or enforce this agreement shall be brought in the Supreme Court, County of New York.

8. Notices

Any notices, requests, demands and other communications hereunder shall be in writing and shall be deemed effective upon receipt or refusal if hand-delivered certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service at the respective addresses set forth above, or to such other address for notices, as a party shall notify the other, in writing, with provided verification of delivery to AGENT or PRINCIPAL as the case may be.

All notices shall be deemed made, three (3) business days if sent by certified mail, or on the date of delivery if by hand or overnight carrier to the addresses for receiving notices.

9. Assigns and Successors

This Agreement shall inure to the benefit of and be binding upon the parties hereto, their legal representatives, successors and assigns, provided that AGENT shall not assign, delegate or subcontract this Agreement without the prior written consent of PRINCIPAL, which consent may be withheld for any reason.

10. Entire Agreement

This Agreement contains and governs the entire agreement and understanding between the parties concerning its subject matter and supersedes and replaces all prior understanding and agreements between them or any of them respecting the within subject matter, whether written or oral. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein. Each of the parties hereto acknowledges that no other party, or agent, or attorney of any other party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof to induce the other party(ies) to execute this Agreement.

Each party hereto acknowledges that it has not executed this Agreement in reliance upon any such promise, representation or warranty not contained herein.

Nothing herein is intended to create an obligation on the part of AGENT, nor the exclusive right to advertise or act as advertising agency for PRINCIPAL. The parties acknowledge and agree that PRINCIPAL intends to contract for the services of a third party advertising agent aside from AGENT

11. Schedules and Addenda

Any schedule or addendum if any attached hereto referencing this Agreement is hereby incorporated by reference herein and deemed a part hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

AGREED AND ACCEPTED:

SOUPMAN INC.	EXCEL CORPORATION
ARNOLD CASALE	ROBERT STONE, [redacted] V.P. LICENSING
As Chief Executive Officer	
2/14/2012	FEIN:
(Date)	
	ROBERT STONE, Individually as to Article 5.1 only

Representation Agreement10412